Law Office of Gregory Bartko
                                                                3475 Lenox Road
                                                                      Suite 400
                                                         Atlanta, Georgia 30326
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Phone 404-238-0550
Fax 404-238-0551
Email GBARTKO@MINDSPRING.COM
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August ___, 2002

Snapshot, Inc.
Board of Directors
907 Rivergate Parkway
Suite A-5
Rivergate Executive Park
Goodlettsville, TN  37072

Dear Gentlemen,

         I refer to the Registration Statement on Form SB-2 (Registration No.
333-89664), as amended (the "Registration Statement") filed by Snapshot, Inc.,
Inc., a Nevada corporation (the "Company"), with the United States Securities and
Exchange Commission under the Securities Act of 1933, relating to the offer by the Company of 1,000,000 shares of common stock, $.001 par value per share.

         As counsel to the Company, I have examined such corporate records, documents and questions of law as I have deemed necessary or appropriate for the purposes of this opinion. In such examinations, I have assumed the genuiness of signatures and the conformity to the originals of the documents supplied to me as copies. As to various questions of fact material to this opinion, I have relied upon statements and certificates of officers and representatives of the Company.
Upon the basis of such examination, I am of the opinion that:

                  (i) the 1,000,000 shares of common stock offered by the Company, when sold in accordance with the terms agreed upon in the Underwriting Agreement filed as Exhibit 1.0 to the Registration Statement, have been validly authorized, will be legally issued, fully paid, and non-assessable;

         I hereby consent to the filing of this opinion as Exhibit 5.0 to the
Registration Statement and to the reference to this firm under the caption
"Legal Matters" in the prospectus contained therein. This consent is not to be construed as an admission that I am a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.

Sincerely,

Gregory Bartko, Esq.
GAB/nmn
Cc: Roger Finchum, Sr., CEO